PRESS RELEASE

INNOSPEC EXPANDS PRESENCE IN OILFIELD CHEMICALS WITH THE ACQUISITION OF BACHMAN SERVICES INC.

Littleton, CO – November 4, 2013 – Innospec Inc. (NASDAQ: IOSP) today announced that it has acquired Bachman Services Inc and its affiliated companies from its private owners. Bachman is an innovative leader in chemicals and services for the oil and gas industry, based in Oklahoma City, OK. The Bachman companies have combined sales of around $80 million.

Commenting on the deal, Patrick Williams, President and CEO of Innospec said: “Since our low key entry into the oilfield chemicals market, we have been running a dual growth strategy – growing sales organically using our existing technologies, and seeking to make targeted acquisitions. We are delighted with the acquisition of Bachman, which moves us towards critical mass, and brings both good technology and market positioning. Innospec and Bachman have similar operating styles and a strong ethos of customer service. We expect the acquisition to be immediately accretive.”

Angela Bachman, President and CEO of Bachman Services Inc said “Finding the right partner to help Bachman grow in the future was a tough job. It was important to find a company with the same values, and culture, so that we can integrate the two organizations and have them operating together effectively and quickly. I am very pleased to have built up an excellent relationship with Patrick and his team, to help secure a sound future for the Bachman business and its employees”

Bachman Services and affiliates will join Strata Control as part of Innospec’s Oilfield Specialties Division.

Patrick Williams continued: “Bachman has very good relationships with its customers and suppliers. We will be working with the team closely to ensure that the high levels of service which Bachman delivers will be maintained in a seamless transition.”

The acquisition has been funded through the successful negotiation of an amendment and increase to the Company’s existing revolving credit facility agreement up to $200 million. The secured facility remains available through to December 2016.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 900 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Polymers; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “anticipates,” “may,” “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors” in such reports. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt
Innospec Inc.
+44-151-356-6241
Brian.Watt@innospecinc.com

Robert D. Ferris
RF|Binder Partners
+1-212-994-7505
Robert.Ferris@RFBinder.com

Dan Scorpio
RF|Binder Partners
+1-212-994-7609
Dan.Scorpio@RFBinder.com